SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
                              EXCHANGE ACT OF 1934

                              --------------------

                        GYRODYNE COMPANY OF AMERICA, INC.
             (Exact name of Registrant as Specified in its Charter)

         New York                       000-01684                11-1688021
(State or Other Jurisdiction of        (Commission           (I.R.S. Employer
 Incorporation or Organization)        File Number)       Identification Number)

                        Date of Report: November 27, 2002

                                 102 FLOWERFIELD
                            ST. JAMES, NEW YORK 11780
                                 (631) 584-5400
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             ----------------------


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ITEM 5. OTHER EVENTS.

The number of the Directors of the Company has been increased from 5 to 6. There are three classes of directors, each with two members. The Board of Directors of the Company (the "Board") has appointed Richard B. Smith to fill the vacancy arising from the increase. Mr. Smith currently serves as Senior Vice President for Sales at Suffolk County National Bank. Previously, he worked for 10 years at Key Bank (Dime Savings Bank) and for 3 years at L.I. Trust/Apple Bank. He received an MBA in Finance from SUNY Albany in 1983. Mr. Smith serves as the Mayor of the Incorporated Village of Nissequogue and the President of the Smithtown Historical Society

The Board also fixed the date of the next Annual Meeting of Shareholders as January 23, 2003. The Board has announced that it will nominate the incumbent directors to continue in office. The nominees are as follows:

             Class             Term Expiring             Nominee
             -----             -------------             -------
             Class II          2005                      Robert F. Friemann
             Class II          2005                      Robert H. Beyer
             Class I           2003                      Richard Smith

December 1, 2002 has been fixed as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Item 7. (c) Exhibits: None


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         GYRODYNE COMPANY OF AMERICA, INC.


                                        By: /s/ Stephen V. Maroney
                                           -------------------------------------
                                           Stephen V. Maroney
                                           President, Chief Executive Officer
                                             and Treasurer

Date: November 27, 2002